UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 30, 2014
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OCLARO, INC.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
2560 Junction Avenue, San Jose, California 95134 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of updated Executive Severance and Retention Agreement

On July 30, 2014, Oclaro, Inc. (the “Company”) adopted an updated form of Executive Severance and Retention Agreement (the “Retention Agreement”). In general, the updated form of Retention Agreement clarifies, but is not intended to increase or decrease, the severance benefits available under the Company’s existing form of executive severance and retention agreement.

Subject to the conditions of the Retention Agreement, on an executive’s death or involuntary termination by the Company without Cause (as defined in the Retention Agreement), an executive (or his or her heirs) will receive a lump sum cash payment equal to (i) a pro rata bonus, based on the number of days employed in the applicable bonus period, equal to 50% of such executive’s average bonus earned in the last three full fiscal years (the “Average Bonus”) plus (ii) (x) 0.67 multiplied by the executive’s annual base salary (excluding certain reductions)(the “Reference Salary”) plus (y) 1/12 of the executive’s Reference Salary for each whole year of the executive’s employment by the Company. Subject to the conditions of the Retention Agreement, on an executive’s death, involuntary termination by the Company without Cause or resignation for Good Reason within 30 days before, on, or within 12 months after a Change in Control (as each term is defined in the Retention Agreement), the executive’s then outstanding and unvested compensatory equity awards will become fully vested and the executive (or his or her heirs) will receive a lump sum cash payment equal to 100% of his or her Average Bonus plus 150% of the executive’s Reference Salary plus $72,000, which may, but is not required to, be used to obtain continued health insurance coverage. As a condition to receiving severance benefits, each executive must sign a release of claims.

Each of the following executive officers of the Company have previously signed the Company’s existing form of executive severance and retention agreement: Jim Haynes, Yves LeMaitre, Pete Mangan, Adrian Meldrum and David Teichmann. If any such officer signs the updated form of Retention Agreement, the updated form will supersede and replace the existing agreement. In addition, the Company expects to sign the updated form of Retention Agreement with the following executive officers: Dr. Adam Carter and Dr. Richard Craig.

The above description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2014, the Board adopted the Company’s Amended and Restated By-laws (“Restated Bylaws”), effective immediately. The Restated By-Laws consolidate all amendments to the Company’s prior amended and restated by-laws (the “Prior Bylaws”) into one instrument for ease of reference. Except for a few minor corrections, the Restated Bylaws merely restate and integrate, but do not further amend, the Prior Bylaws.

On July 30, 2014, the Board adopted the Company’s Amended and Restated Certificate of Incorporation (“Restated Certificate”). The Restated Certificate was filed with the Secretary of State of the State of Delaware on July 31, 2014. The Restated Certificate consolidates all amendments to the Company’s prior amended and restated certificate of incorporation (the “Prior Certificate”) into one instrument for ease of reference. The Restated Certificate merely restates and integrates, but does not further amend, the Prior Certificate.

The above descriptions of the Restated Bylaws and the Restated Certificate do not purport to be complete and are qualified in their entirety by reference to the full text of the Restated Certificate and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

3.1        Amended and Restated Certificate of Incorporation
3.2        Amended and Restated By-laws
10.1        Executive Severance and Retention Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: August 1, 2014	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary